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                                  EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 21, 1999, except for Note 7 as to which the date is June 30, 1999 and except as to the stock split and reincorporation into Delaware as
described in Note 12, which is as of July   , 1999, related to the financial
statements of NetZero, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          Woodland Hills, California
                                          July   , 1999